Exhibit 99

Financial Statements

THE TRW CANADA STOCK SAVINGS PLAN
December 31, 2000 and 1999

REPORT OF INDEPENDENT AUDITORS

To the Participants and the Board of Administration of
The TRW Canada Stock Savings Plan

We have audited the statements of financial condition of the TRW Stock Fund, Pooled Money Market Fund Employees Profit Sharing Plan, Pooled Balanced Fund Registered Retirement Savings Plan and Pooled Money Market Fund Registered Retirement Savings Plan [constituting The TRW Canada Stock Savings Plan] as at December 31, 2000 and 1999 and the related statements of operations and changes in fund equity for these funds for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the several funds of The TRW Canada Stock Savings Plan as at December 31, 2000 and 1999 and the results of their operations and the changes in fund equity for the years then ended in accordance with accounting principles generally accepted in Canada.

Hamilton, Canada,	/s/ Ernst & Young LLP
March 8, 2001.	Chartered Accountants

The TRW Canada Stock Savings Plan
TRW Stock Fund

STATEMENTS OF FINANCIAL CONDITION

As at December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]
ASSETS

Cash	11,107	5,246

Receivable from TRW Canada Limited	138,306	87,163

Investments at quoted market value

TRW Inc. common stock

20,367 shares [cost $1,390,023] in 2000 and

13,089 shares [cost $957,618] in 1999	1,183,437	981,170

	1,332,850	1,073,579

LIABILITIES AND FUND EQUITY

Withdrawals, terminations, and short-term distributions	903,887	828,383

Fund equity [including net unrealized appreciation of investments]	428,963	245,196

	1,332,850	1,073,579

Number of shares outstanding at December 31	20,367	13,089

Fund equity per share at December 31	22.9816	18.7329

See accompanying notes

The TRW Canada Stock Savings Plan
TRW Stock Fund

STATEMENTS OF OPERATIONS AND
CHANGES IN FUND EQUITY

Years ended December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

INVESTMENT INCOME

Dividends on TRW Inc. common stock	16,461	11,030

Interest	539	34

	17,000	11,064

CONTRIBUTIONS

Participants	707,339	455,563

TRW Canada Limited 50% of total participants’ contributions to all funds	597,775	440,952

	1,305,114	896,515

Net realized gain on transfer of investments to participants [note 4]	71,011	90,527

Unrealized depreciation of investments [note 4]	(230,138)	(82,077)

	(159,127)	8,450

	1,162,987	916,029

Less withdrawals and terminations

Paid

Cash	1,288	1,583

TRW Inc. common stock 1,161 shares in 2000; 713 shares in 1999	74,045	55,970

	75,333	57,553

Payable

Cash	11,436	7,979

TRW Inc. common stock 15,589 shares in 2000; 11,594 shares in 1999	892,451	820,404

	903,887	828,383

	979,220	885,936

Increase in fund equity	183,767	30,093

Fund equity at January 1	245,196	215,103

Fund equity at December 31	428,963	245,196

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Employees Profit Sharing Plan

STATEMENTS OF FINANCIAL CONDITION

As at December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

ASSETS

Cash	21	11,879

Receivable from TRW Canada Limited	23,409	22,019

Investments at market value

Royal Trust Company Classified Money Market Fund 25,186 units [cost $251,863] in 2000 and 22,325 units [cost $223,250] in 1999	251,863	223,250

	275,293	257,148

LIABILITIES AND FUND EQUITY

Withdrawals, terminations, and short-term distributions	218,947	211,299

Fund equity	56,346	45,849

	275,293	257,148

Number of units outstanding at December 31	5,634.6	4,584.9

Fund equity per unit at December 31	10.0	10.0

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Employees Profit Sharing Plan

STATEMENTS OF OPERATIONS AND
CHANGES IN FUND EQUITY

Years ended December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

Interest income	8,905	5,506

Participants’ contributions	238,091	230,976

	246,996	236,482

Less cash withdrawals and terminations

Paid	31,715	20,126

Payable	204,784	205,424

	236,499	225,550

Increase in fund equity	10,497	10,932

Fund equity at January 1	45,849	34,917

Fund equity at December 31	56,346	45,849

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Balanced Fund Registered Retirement Savings Plan

STATEMENTS OF FINANCIAL CONDITION

As at December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

ASSETS

Cash	9	9,021

Receivable from TRW Canada Limited	18,964	12,653

Dividends receivable	18,692	5,077

Investments at quoted market value

Royal Trust Company Classified Balanced Fund 49,447.5982 units [cost $759,145] in 2000 and 40,584.5417 units [cost $565,355] in 1999	869,927	686,045

	907,592	712,796

LIABILITIES AND FUND EQUITY

Withdrawals, terminations, and short-term distributions	43,045	13,503

Fund equity [including net unrealized appreciation of investments]	864,547	699,293

	907,592	712,796

Number of units outstanding at December 31	49,447.5982	40,584.5417

Fund equity per unit at December 31	17.4841	17.230

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Balanced Fund Registered Retirement Savings Plan

STATEMENTS OF OPERATIONS AND
CHANGES IN FUND EQUITY

Years ended December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

Income	49,441	25,558

Contributions

Participants’ contributions	183,056	136,422

Net realized gain on disposition of investments [note 4]	34,021	10,587

Unrealized (depreciation) appreciation of investments [note 4]	(9,908)	42,821

	24,113	53,408

	256,610	215,388

Less cash withdrawals and terminations

Paid	48,311	89,062

Payable	43,045	13,503

	91,356	102,565

Increase in fund equity	165,254	112,823

Fund equity at January 1	699,293	586,470

Fund equity at December 31	864,547	699,293

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Registered Retirement Savings Plan

STATEMENTS OF FINANCIAL CONDITION

As at December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

ASSETS

Cash	1	5,177

Receivable from TRW Canada Limited	6,699	5,695

Investments at market value

Royal Trust Company Classified Pooled Money Market Fund 30,690 units [cost $306,899] in 2000 and 23,897 units [cost $238,966] in 1999	306,899	238,966

	313,599	249,838

LIABILITIES AND FUND EQUITY

Withdrawals, terminations, and short-term distributions	9,075	—

Fund equity	304,524	249,838

	313,599	249,838

Number of units outstanding at December 31	30,452.4	24,983.8

Fund equity per unit at December 31	10.0	10.0

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Registered Retirement Savings Plan

STATEMENTS OF OPERATIONS AND
CHANGES IN FUND EQUITY

Years ended December 31

	2000	1999
	$	$

	[expressed in Canadian dollars]

Interest income	15,069	12,336

Participants’ contributions	67,391	59,633

	82,460	71,969

Less cash withdrawals and terminations

Paid	18,699	91,888

Payable	9,075	—

	27,774	91,888

Increase (decrease) in fund equity	54,686	(19,919)

Fund equity at January 1	249,838	269,757

Fund equity at December 31	304,524	249,838

See accompanying notes

The TRW Canada Stock Savings Plan

NOTES TO FINANCIAL STATEMENTS

December 31, 2000 and 1999

1. GENERAL PLAN PROVISIONS

The investment programs of The TRW Canada Stock Savings Plan [the “Plan"] are as follows:

Participant contributions

Upon enrollment or re-enrollment, each participant directs that his contributions [computed in increments of one percent, from two percent to six percent of qualifying compensation] are to be invested in accordance with any of the following investment options:

[a]	100% in the TRW Stock Fund [the common stock of TRW Inc. in accordance with the Trust agreement and the Plan].

[b]	100% in the Pooled Money Market Fund Employees Profit Sharing Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Money Market Fund in accordance with the Trust agreement and the Plan.

[c]	100% in the Pooled Balanced Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Balanced Fund amounts in the Royal Trust Company, Classified Balanced Fund, in accordance with the Trust agreement and the Plan.

[d]	100% in the Pooled Money Market Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Pooled Money Market Fund in accordance with the Trust agreement and the Plan.

[e]	A combination of options [a] through [d] in multiples of 25%.

Such direction may be revised on 30 days prior notice, effective January 1 of any year.

TRW Canada Limited contributions

TRW Canada Limited shall contribute to the Plan for each month, out of current or accumulated earnings, an amount equal to 50% of participant contributions for such month. TRW Canada Limited contributions vest immediately.

All TRW Canada Limited contributions are invested in the TRW Stock Fund.

TRW Canada Limited does not charge a fee for administering the Plans.

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The TRW Canada Stock Savings Plan

NOTES TO FINANCIAL STATEMENTS

December 31, 2000 and 1999

The number of participants in each Fund at December 31 is as follows:

	2000	1999
	#	#

TRW Stock Fund	586	245

Pooled Money Market Fund Employees Profit Sharing Plan	128	75

Pooled Balanced Fund Registered Retirement Savings Plan	153	62

Pooled Money Market Fund Registered Retirement Savings Plan	62	39

The total number of participants in the Plan is less than the sum of the number of participants shown above because many are participating in more than one Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, and are within the framework of the accounting policies summarized below.

Gains and losses on investments

The realized gains or losses on disposition or transfer of an investment are determined from the market value of the investment at the date of disposition or transfer and the average cost base of that specific pool of investments prior to the disposition or transfer.

Unrealized gains or losses are determined as the net effect of the change in appreciation (depreciation) of investments from January 1 to December 31, based on market value and the average cost base of each investment at those respective dates.

Income recognition

Dividends are recognized as earned.

Interest income is recognized as it is earned consistent with the accrual basis of accounting.

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The TRW Canada Stock Savings Plan

NOTES TO FINANCIAL STATEMENTS

December 31, 2000 and 1999

3. INCOME TAXES

The Plan is exempt from Canadian federal income taxes under provisions of the Income Tax Act. Federal income tax consequences to the participants under the Plan are as provided in the Income Tax Act. TRW Canada Limited contributions are taxable to the participants as is the income and all post-1971 capital gains less post-1971 capital losses of the Plan, all of which are allocated to the participants by the Trustee during the year, whether or not such amounts are paid to the participants by the Trustee during the year. In some circumstances, the amounts taxable could exceed the amounts allocated. The amount of foreign non-business income tax paid on foreign source income by the trusts under the Plan for the year is allocated to and deemed to have been paid by the participants for Canadian federal income tax purposes. Participants who are non-resident taxpayers are subject to special rules depending on whether they have performed duties in Canada during the year and are subject to 15% withholding tax on amounts paid or credited to them under the Plan.

4. UNREALIZED AND REALIZED (LOSSES) GAINS

Investments are stated at their quoted market value. The net unrealized appreciation (depreciation) of investments included in fund equity is as follows:

	TRW	Pooled
	Stock	Balanced
	Fund	Fund
	$	$

	[expressed in Canadian dollars]

Balance at December 31, 1998	105,629	77,869

Change for the year

Market value	(82,077)	42,821

Balance at December 31, 1999	23,552	120,690

Change for the year

Market value	(230,138)	(9,908)

Balance at December 31, 2000	(206,586)	110,782

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The TRW Canada Stock Savings Plan

NOTES TO FINANCIAL STATEMENTS

December 31, 2000 and 1999

The net realized gains on the transfer or disposition of investments are summarized as follows:

	TRW Stock Fund

	2000	1999
	$	$

	[expressed in Canadian dollars]

Amount realized	926,829	942,356

Cost — average	855,818	851,829

Net realized gain	71,011	90,527

	Pooled Balanced Fund
	Registered Retirement
	Savings Plan

	2000	1999
	$	$

	[expressed in Canadian dollars]

Amount realized	181,059	66,113

Cost — average	147,038	55,526

Net realized gain	34,021	10,587

5. RELATED PARTY TRANSACTIONS

All expenses related to The TRW Canada Stock Savings Plan are paid by TRW Canada Limited.

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